UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission

file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On June 5, 2012, Oclaro, Inc. (the “Company”) announced the appointment of Jim Haynes to the position of President, Global Business and Terry Unter to the position of Chief Operating Officer while Yves LeMaitre will remain in his current role as Chief Commercial Officer. These appointments are being made as the Company proceeds toward closing its previously announced merger with Opnext, Inc. in order to further ensure a smooth integration of the two companies.

Separately, Opnext announced on June 4, 2012, that the Opnext Board of Directors had reviewed an offer by a private equity firm for $1.40 per share of Opnext common stock and determined that offer to be inferior to the expected shareholder value of combining Oclaro and Opnext. On April 23, 2012, Oclaro and Opnext were notified that the Federal Trade Commission and the Antitrust Division of the Department of Justice granted the parties’ request for early termination of the HSR waiting period, effective as of that date.

Prior to his appointment as President, Global Business, Mr. Haynes, 50, served as President and General Manager, Photonic Components since January 2011. From March 2005 to January 2011, he served as the Company’s Chief Operating Officer. From August 2004 to March 2005, Mr. Haynes was the Officer Vice President, U.K. Operations, of Bookham Technology plc (now Oclaro Technology Ltd.). From June 2003 to August 2004, Mr. Haynes served as Vice President Operations and Site Leader, Caswell for Bookham. From December 2000 to June 2003, Mr. Haynes served as Chief Operating Officer of Agility Communications, Inc., a tunable laser company. From 1998 to December 2000, Mr. Haynes served as Director of Technology of Nortel Networks Corporation. Mr. Haynes received his B.Sc. (Hons) in materials science and technology from Swansea University, Wales.

Prior to his appointment as Chief Operating Officer, Dr. Unter, 60, served as the Company’s President and General Manager, Optical Networks since February 2011. He previously served as Executive Vice President of the Company’s Transport Systems Solutions division from July 2010 to January 2011. From February 2004 to July 2010, Dr. Unter was President and CEO of Mintera Corporation, which was acquired by the Company in July 2010. Prior to joining Mintera, Dr. Unter was Chief Operating Officer at Corvis Corporation. Before joining Corvis, Dr. Unter held a number of executive management positions at companies in the communications industry including Alcatel where he was responsible for managing the creation of Alcatel’s “Optronics” subsidiary and for which he previously managed a semiconductor joint-venture in China. In the early part of his career, Dr. Unter held various engineering, management and operations positions with Northern Telecom, Alcatel Mietec and Sprague Electric. Dr. Unter holds B.Sc. (Honors) and Ph.D. degrees in electronic engineering from the University Southampton U.K.

Item 8.01	Other Events

Separately, Opnext announced on June 4, 2012, that the Opnext Board of Directors had reviewed an offer by a private equity firm for $1.40 per share of Opnext common stock and determined that offer to be inferior to the expected shareholder value of combining Oclaro and Opnext. On April 23, 2012, Oclaro and Opnext were notified that the Federal Trade Commission and the Antitrust Division of the Department of Justice granted the parties’ request for early termination of the HSR waiting period, effective as of that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: June 5, 2012	By:	/s/ Alain Couder
Alain Couder
Chief Executive Officer